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                                                                    EXHIBIT 12.1

                    CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                     ($000)

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                                                                               FOR THE YEAR ENDED DECEMBER 31,
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
                                                                                1994         1995        1996
                                                                             -----------  ----------  -----------
                                  ACTUAL
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 Net income (loss) before provision for income taxes*......................     $(14,778) $    4,095     $(12,526)
 Add: Equity in loss of unconsolidated affiliates..........................       13,677      14,816       17,867
 Add: Fixed charges (interest expense).....................................        1,992       4,959        4,670
                                                                             -----------  ----------  -----------
 Earnings available for fixed charges......................................          891      23,870       10,011
 Fixed Charges.............................................................        1,992       4,959        4,670
                                                                             -----------  ----------  -----------
 Ratio of earnings to fixed charges........................................          N/A       4.8:1        2.1:1
                                                                             -----------  ----------  -----------
                                                                             -----------  ----------  -----------
 Deficiency of earnings available to cover fixed charges...................      $(1,101)        N/A          N/A
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                                 PRO FORMA
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 Earnings available for fixed charges--actual..............................         $891  $   23,870      $10,011
 Pro forma fixed charges(A)................................................       10,117      13,084       12,795
                                                                             -----------  ----------  -----------
 Pro forma ratio of earnings to fixed charges..............................          N/A       1.8:1          N/A
                                                                             -----------  ----------  -----------
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 Pro forma deficiency of earnings available to cover fixed charges ........      $(9,226)        N/A      $(2,784)
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 (A) Calculation of Pro Forma Fixed Charges
 Fixed charges--actual.....................................................       $1,992  $    4,959       $4,670
 Pro forma interest expense ($125,000 at 6.5%).............................        8,125       8,125        8,125
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 Pro forma fixed charges...................................................      $10,117  $   13,084      $12,795
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* Excludes minority interest in income (loss) of subsidiaries.